EXHIBIT 25.1

_____________________________________________________________________________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

•	Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)
_______________________________________________________

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)

31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Richard Prokosch
U.S. Bank National Association
60 Livingston Avenue
St. Paul, MN 55107-2292
(651) 466-6619
(Name, address and telephone number of agent for service)

HUGHES SATELLITE SYSTEMS CORPORATION
(Issuer with respect to the Securities)

Colorado	45-0897865
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Inverness Terrace East Englewood, Colorado	80112
(Address of Principal Executive Offices)	(Zip Code)

5.250% Senior Secured Notes due 2026
6.625% Senior Notes due 2026
(Title of the Indenture Securities)

Exact Name of Additional Registrants as Specified in their Respective Charters*	Jurisdiction of Incorporation/ Organization	IRS Employer Identification No.	Address, including Zip Code and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices
EchoStar Satellite Services L.L.C.	Colorado	20-5109074	100 Inverness Terrace East, Englewood, Colorado 80112
EchoStar Satellite Operating Corporation	Colorado	35-2353699	100 Inverness Terrace East, Englewood, Colorado 80112
EchoStar 77 Corporation	Delaware	26-2191105	100 Inverness Terrace East, Englewood, Colorado 80112
EchoStar Orbital L.L.C.	Colorado	27-2342485	100 Inverness Terrace East, Englewood, Colorado 80112
EchoStar Government Services L.L.C.	Colorado	27-0682004	100 Inverness Terrace East, Englewood, Colorado 80112
Hughes Communications, Inc.	Delaware	13-3871202	11717 Exploration Lane, Germantown, Maryland 20876
Hughes Network Systems, LLC	Delaware	11-3735091	11717 Exploration Lane, Germantown, Maryland 20876
HNS Finance Corp.	Delaware	56-2571546	11717 Exploration Lane, Germantown, Maryland 20876
HNS Real Estate, LLC	Delaware	20-2712714	11717 Exploration Lane, Germantown, Maryland 20876
Hughes Network Systems International Service Company	Delaware	52-1691571	11717 Exploration Lane, Germantown, Maryland 20876
HNS-India VSAT, Inc.	Delaware	52-1755631	11717 Exploration Lane, Germantown, Maryland 20876
HNS-Shanghai, Inc.	Delaware	52-1720113	11717 Exploration Lane, Germantown, Maryland 20876
HNS License Sub, LLC	Delaware	86-1124461	11717 Exploration Lane, Germantown, Maryland 20876
EchoStar XI Holding L.L.C.	Colorado	27-0811198	100 Inverness Terrace East, Englewood, Colorado 80112 (303) 706-4000
EchoStar XIV Holding L.L.C.	Colorado	27-2806230	100 Inverness Terrace East, Englewood, Colorado 80112 (303) 706-4000
Cheyenne Data Center LLC	Colorado	35-2588282	100 Inverness Terrace East, Englewood, Colorado 80112 (303) 706-4000

FORM T-1

Item 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency
         Washington, D.C.

b)    Whether it is authorized to exercise corporate trust powers.
Yes

Item 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16. LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1. A copy of the Articles of Association of the Trustee.*

2. A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.    A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.    A copy of the existing bylaws of the Trustee.**

5.    A copy of each Indenture referred to in Item 4. Not applicable.

6.    The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.    Report of Condition of the Trustee as of December 31, 2016 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

** Incorporated by reference to Exhibit 25.1 to registration statement on form S-3ASR, Registration Number 333-199863 filed on November 5, 2014.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul in the State of Minnesota on the 14th day of March, 2017.

Date: March 14, 2017	By:	/s/ Richard Prokosch
Richard Prokosch
Vice President

Exhibit 2

Exhibit 3

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: March 14, 2017	By:	/s/ Richard Prokosch
Richard Prokosch
Vice President

Exhibit 7
U.S. Bank National Association
Statement of Financial Condition
As of 12/31/2016

($000’s)

12/31/2016
Assets

Cash and Balances Due From         $ 15,670,179
Depository Institutions
Securities        109,032,596
Federal Funds        60,327
Loans & Lease Financing Receivables         273,415,762
Fixed Assets         4,682,022
Intangible Assets        12,978,461
Other Assets         25,170,748
Total Assets         $441,010,095

Liabilities
Deposits        $343,142,193
Fed Funds        1,157,970
Treasury Demand Notes        0
Trading Liabilities         1,536,287
Other Borrowed Money        31,668,666
Acceptances        0
Subordinated Notes and Debentures        3,800,000
Other Liabilities        13,559,469
Total Liabilities        $394,864,585

Equity
Common and Preferred Stock        18,200
Surplus         14,266,915
Undivided Profits        31,054,149
Minority Interest in Subsidiaries        806,246
Total Equity Capital        $46,145,510

Total Liabilities and Equity Capital        $441,010,095